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                                                 Exhibit 10(j)-2


                           AMENDMENT NO. 2

                                TO

                PENNSYLVANIA POWER & LIGHT COMPANY

               DIRECTORS DEFERRED COMPENSATION PLAN

	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Directors Deferred Compensation Plan ("Plan") effective January 26, 1972; and
	WHEREAS, the Plan was amended and restated effective April 26, 1995, and subsequently amended by Amendment No. 1; and
	WHEREAS, the Company desires to further amend the Plan; NOW, THEREFORE, the Plan is hereby amended as follows:
  I.   Effective January 1, 1997, Articles VI, VII and XI are
amended to read:
6.	Deferred Cash Compensation.

	(a) Participant shall have the right to elect to have all, or a portion, of his Cash Compensation deferred hereunder, either to his Stock Account or his Cash
Account and may change the allocation between such accounts of any such Cash Compensation so deferred.
The amount of Cash Compensation credited to either the Stock Account or the Cash Account will be limited to the Cash Compensation earned after the date of the election.

	(d)  Participant may revoke his election to defer Cash
Compensation at any time by so notifying the EBPB in writing not later than December 31 of the year preced-ing the year for which the revocation will be effec-tive. For any subsequent calendar year, Participant may resume his election to defer if he files with the EBPB an election form not later than December 31 of the year preceding such subsequent calendar year.

	(f) Any election will be effective when actually received by PP&L's Payroll Section.



7.1 Stock Account. The Company shall maintain a Stock Account in the name of each Participant. Such Stock Account shall be maintained as follows:

	(a) The Company shall credit to Participant's Stock Account the number of Stock Units equal to the Mandatory Defer-ral Amount on the date such amount would otherwise be payable to such Participant, divided by the Fair Market
Value of one share of Common Stock on such date.

	(b) The Company shall credit to Participant's Stock Account, the number of Stock Units equal to the amount of Deferred Cash Compensation elected by Participant to be credited to his Stock Account, divided by the Fair
Market Value of one share of Common Stock on such date.

	(d) Subject to the limitations of Paragraph 5(b) and pro-vided that such an election is at least six months after the date of such Participant's last election, if any, to convert all or any portion of his Cash Account into interests in his Stock Account, a Participant may elect to convert all or any portion of his Stock
Account into interests in such Participant's Cash
Account by filing with the EBPB an election form. If such an election is made, the Participant's Cash
Account shall be credited with an amount equal to the number of Stock Units being converted, multiplied by the Fair Market Value of one share of Common Stock on the date such amount is credited.

7.2 Cash Account. The Company shall maintain a Cash Account in the name of each Participant. Such Cash Account shall be maintained as follows:

	(a) The Company shall credit to Participant's Cash Account as of the same day on which the last Cash Compensation for the month would have been paid to said Participant an amount equal to the Deferred Cash Compensation elected by Participant to be credited to his Cash
Account.

	(b) Participant's Cash Account shall be credited with interest monthly based on a rate of interest substan-tially equivalent to that applied on account balances in the Blended Interest Rate Fund in the Deferred
Savings Plan or such other comparable fund as may be selected by the EBPB.

	(c) Provided that such an election is at least six months after the date of such Participant's last election, if any, to convert all or any portion of his Stock Account into interests in his Cash Account, a Participant may elect to convert all or any portion of his Cash Account into interests in such Participant's Stock Account by filing with the EBPB an election form. If such an election is made, the Participant's Stock Account shall be credited with a number of Stock Units equal to the Cash Account amount to be converted, divided by the Fair Market Value of one share of Common Stock on such date.

11.  Termination or Amendment.

	(a) The Committee may, in its discretion, terminate or amend this Plan from time to time. In addition, the EBPB may make such amendments to the Plan as it deems necessary or desirable except those amendments which substantially increase the cost of the Plan to the Company or significantly alter the benefit design or eligibility requirements of the Plan. No termination or amendment shall (without Participant's consent) alter: a) Participant's right to payments of amounts previously credited to Participant's Accounts, which amounts shall continue to earn interest or accumulate dividends as provided for herein as though termination or amendment had not been effected, or b) the amount or times of payment of such amounts which have commenced prior to the effective date of such termination or amendment; provided, however, that no such consent may accelerate the Participant's payments. Notwithstanding the foregoing, if the Company is liquidated, the EBPB shall have the right to determine the Total Amount
Payable under Paragraph 8 to Participant, and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time (not beyond the time provided for herein) as the EBPB determines to be just and equitable. Any determinations made pursuant to the preceding sentence shall be consistent as to all Par-ticipants.

 II. Effective January 1, 1997, Article X Section (i) is deleted in its entirety.


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III.   Except as provided for in this Amendment No. 2, all other
provisions of the Plan shall remain in full force and effect.
	     IN WITNESS WHEREOF, this Amendment No. 2 is executed this 13th day of February, 1997.
                             PENNSYLVANIA POWER & LIGHT COMPANY


                             By:_/s/ John M. Chappelear________
                                John M. Chappelear
                                Chairman
                                Employee Benefit Plan Board